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                                   EXHIBIT 11


               STATEMENT OF THE COMPUTATION OF PER SHARE EARNINGS
                      IN ACCORDANCE WITH INSTRUCTION 4(G)


                                                                                 THREE MONTHS ENDED
                                                                   -----------------------------------------------
                                                                       6/26/94                         6/27/93
                                                                   ---------------                 ---------------
 Primary earnings per share:
        Weighted average number of                                       5,185,791                       5,122,004
          common shares outstanding


        Dilutive effect of stock
          option plan                                                      -   (a)                         -   (a)
                                                                   ---------------                 ---------------

                                                                         5,185,791                       5,122,004
                                                                   ===============                 ===============


        Net income                                                 $     1,072,000                 $     1,514,000
                                                                   ===============                 ===============

        Primary earnings per share                                 $          0.21                 $          0.32
                                                                   ===============                 ===============




         (a) The inclusion of stock options in the calculation of primary earnings per share were either anti-dilutive or not material as per APB 15.





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